Exhibit 10.22

SECURITY AGREEMENT

By

GOOD TECHNOLOGY CORPORATION

and

CERTAIN OF ITS RESTRICTED SUBSIDIARIES,

as Pledgors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of September 30, 2014

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SCHEDULES

Schedule 1	Perfection Steps

EXHIBITS

Exhibit 1	Issuer’s Acknowledgment
Exhibit 2	Securities Pledge Amendment
Exhibit 3	Joinder Agreement
Exhibit I-1	Perfection Certificate

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by GOOD TECHNOLOGY CORPORATION, a Delaware corporation (the “Issuer”) and certain of the Issuer’s Restricted Subsidiaries from time to time party hereto by execution of this Agreement or otherwise by execution of a Joinder Agreement, as pledgors, collateral assignors and debtors (the Issuer and such Restricted Subsidiaries, collectively, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties.

R E C I T A L S:

A. The Issuer is issuing on the date hereof $80,000,000 in aggregate principal amount of 5% Senior Secured Notes due 2017 (together with all Additional Notes issued from time to time after the date hereof under, and in accordance with, the Indenture (as defined below) and all notes issued in replacement or substitution therefor under the Indenture, the “Notes”) pursuant to an indenture, dated as of the date hereof (the “Indenture”), among the Issuer, the Guarantors, the Collateral Agent and U.S. Bank National Association, as trustee (in such capacity and together with any successors in such capacity, the “Trustee”).

B. Certain Restricted Subsidiaries of the Issuer are required under the Indenture to (a) become parties to the Indenture and guarantee the Issuer’s Obligations under the Notes, the Indenture and the other Indenture Documents and (b) become parties hereto as a Pledgor and secure their Indenture Obligations pursuant to the terms hereof.

C. In order to induce (i) the initial purchaser to purchase the Notes that are to be issued on the date hereof, (ii) each Holder to hold the Notes, and (iii) U.S. Bank National Association to act as trustee and as collateral agent, the Pledgors have agreed to grant to the Collateral Agent a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of their respective Secured Obligations.

D. The Pledgors (other than the Issuer) have, pursuant to Article XI of the Indenture, jointly and severally, unconditionally guaranteed the payment when due of all Obligations under the Notes and the Indenture.

E. Each Pledgor will receive substantial benefits from the issuance of the Notes under the Indenture and, accordingly, desires to execute this Agreement.

F. Each Pledgor is, or as to Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

G. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

H. The Collateral Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Indenture and this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c) The following terms shall have the following meanings:

“Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, and agreements with respect to Equity Interests of, and additional membership interests, partnership interests or other Equity Interests of whatever class of, any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements, if any, representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other Equity Interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, and agreements with respect to such interests of, and additional membership, partnership or other equity interests of whatever class of, such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner; provided that, with respect to preceding clauses (i) and (ii), no Voting Stock of any direct Foreign Subsidiary (that is not a Guarantor) of a Pledgor in excess of 66% of all of the outstanding Voting Stock of such Foreign Subsidiary shall be “Additional Pledged Interests” hereunder.

“Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, and agreements with respect to Equity Interests of, and additional shares of Capital Stock of whatever class of any issuer of the Initial Pledged Shares or any other Equity Interest in, any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of Capital Stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, and agreements with respect to Equity Interests of, or additional shares of capital stock of whatever class of or any other Equity Interest in, such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner; provided that, with respect to preceding clauses (i) and (ii), no Voting Stock of any direct Foreign Subsidiary (that is not a Guarantor) of a Pledgor in excess of 66% of all of the outstanding Voting Stock of such Foreign Subsidiary shall be “Additional Pledged Shares” hereunder.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including any landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other charges arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in Section 2.1.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble.

“Commodity Account Control Agreement” shall mean a commodity account control agreement in form and substance reasonably satisfactory to the Collateral Agent (it being understood that any control agreement that exposes the Collateral Agent to personal liability shall not be satisfactory to the Collateral Agent), and necessary in order to cause the First Priority Collateral Agent (on behalf of the Collateral Agent and the other Secured Parties) or the Collateral Agent (on behalf of itself and the other Secured Parties) to have Control over the Commodity Account(s) subject thereof and all Commodity Contracts carried therein.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), to which such Pledgor is a party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement (including any Securities Account), “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement(s), the Securities Account Control Agreement(s) and the Commodity Account Control Agreement(s).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Control Agreement” shall mean a deposit account control agreement in form and substance reasonably satisfactory to the Collateral Agent (it being understood that any control agreement that exposes the Collateral Agent to personal liability shall not be satisfactory to the Collateral Agent), and necessary in order to cause the First Priority Collateral Agent (on behalf of the Collateral Agent and the other Secured Parties) or the Collateral Agent (on behalf of itself and the other Secured Parties) to have Control over the Deposit Account(s) subject thereof and all funds from time to time on deposit therein.

“Discharge of First Priority Obligations” shall have the meaning provided in the Intercreditor Agreement.

“Disposition” shall mean, with respect to any property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition of such property including by way of merger or consolidation. The terms “Dispose,” and “Disposed” have a corresponding meaning.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” shall mean any Deposit Account or Securities Account that is (a) exclusively a payroll account or other employee wage and benefit payment account, (b) used exclusively for payment of payroll taxes or (c) has an individual average monthly balance of less than $50,000; provided that the aggregate average monthly balance of all Deposit Accounts or Securities Accounts under this subclause (c) shall not exceed $100,000.

“Excluded Assets” shall mean:

(1) all Intellectual Property;

(2) the Voting Stock of any direct Foreign Subsidiary (that is not a Guarantor) of the Issuer or a Guarantor in excess of 66% of all of the outstanding Voting Stock of such Foreign Subsidiary;

(3) any lease, license, contract, property right or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Documents will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement (including any proceeds of any of the foregoing) or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Collateral Documents, immediately and automatically, at such time as such consequences will no longer result;

(4) leasehold interests in real property with respect to which the Issuer or any Guarantor is a tenant or subtenant;

(5) vehicles and other property covered by certificates of title or ownership to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement in the jurisdiction of organization of the owner thereof;

(6) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such governmental licenses or state or local franchises, charters or authorizations (including any proceeds of any of the foregoing) or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Collateral Documents, immediately and automatically, at such time as such consequences will no longer result;

(7) any Deposit Accounts used exclusively for cash collateral for letters of credit or Cash Management Services in an amount not to exceed $3,000,000 at any one time outstanding; and

(8) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (7), unless such proceeds or products would otherwise constitute Collateral securing the Secured Obligations;

provided, that notwithstanding anything to the contrary, to the extent that the Issuer or a Guarantor grants a Lien on any asset or right described in clause (1) through (8) above to secure the First Priority Obligations or any other Indebtedness (other than, with respect to clause (7) above, Indebtedness with respect to one or more underlying letters of credit or Cash Management Services in an amount not to exceed $3,000,000 at any one time outstanding), such asset or right shall not constitute an “Excluded Asset.”

“Event of Default” means an Event of Default under and as defined in the Indenture.

“First Priority Loan Documents” shall have the meaning provided in the Intercreditor Agreement.

“First Priority Obligations” shall have the meaning provided in the Intercreditor Agreement.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and coverages and Contracts, (ii) all know-how and warranties relating to any of the Collateral or any of the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith (other than Commercial Tort Claims), (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, payment intangibles, deferred payments, deposits, refunds or indemnification claims to the extent the foregoing relate to any Collateral or any Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Collateral or any of the Mortgaged Property.

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Indenture Cap Amount” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Indenture Obligations” means:

(1) all Obligations (including Post-Petition Interest) outstanding under the Indenture Documents; and

(2) notwithstanding the foregoing, if Indebtedness for borrowed money constituting principal outstanding under the Indenture Documents is in excess of the Indenture Cap Amount, then only that portion of such Indebtedness equal to the Indenture Cap Amount shall be included in Indenture Obligations and interest with respect to such Indebtedness shall only constitute Indenture Obligations to the extent related to such Indebtedness included in the Indenture Obligations.

“Initial Pledged Interests” shall mean, with respect to each Pledgor, all membership interests, partnership interests or other Equity Interests (other than in a corporation), as applicable, of each issuer described in Schedule 9 to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

“Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of Capital Stock of each issuer that is a corporation described in Schedule 9 to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of Capital Stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property” means all intellectual property rights, including without limitation (i) all inventions, designs, know-how, methods, processes, drawings, specifications, source code or other data or information and all memoranda, notes and records with respect to any research and development, and all embodiments or fixations thereof whether in tangible or intangible form, (ii) Copyrights, Trademarks and Patents; (iii) any and all trade secrets; (iv) any and all design rights; (v) any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (vi) all licenses or other rights to use any of the Copyrights, Patents, Trademarks or any other property rights described above; (vii) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and (viii) all proceeds and products of the foregoing.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes held or hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Issuer” shall have the meaning assigned to such term in the Preamble.

“Joinder Agreement” shall have the meaning assigned to such term in Section 3.5 hereof.

“Legal Requirements” shall mean as to any Person, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, in each case whether or not having the force of law.

“Mortgaged Property” shall mean each premises, if any, which shall be subject to a Mortgage delivered pursuant to Section 4.21 of the Indenture.

“Motor Vehicles” shall mean all cars, trucks, trailers and other vehicles and items covered by certificates of title or ownership.

“Notes Secured Parties” shall mean, collectively, the Trustee, the Collateral Agent and the Holders of the Notes.

“Notice Date” shall have the meaning ascribed thereto in Section 3.3.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation or deed of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and limited liability company or operating agreement or memorandum or articles of association (or similar constituent documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Patents” means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Perfection Certificate” shall mean that certain perfection certificate dated the date hereof, executed and delivered by each Pledgor party thereto in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate executed and delivered by the applicable Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time by a Perfection Certificate supplement or otherwise in accordance with the terms hereof.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

“Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares.

“Pledgor” and “Pledgors” shall have the meanings assigned to such terms in the Preamble hereof.

“Secured Parties” shall mean the Notes Secured Parties.

“Secured Obligations” shall mean, any Indenture Obligations.

“Securities Account Control Agreement” shall mean a securities account control agreement in form and substance reasonably satisfactory to the Collateral Agent (it being understood that any control agreement that exposes the Collateral Agent to personal liability shall not be satisfactory to the Collateral Agent), and necessary in order to cause the First Priority Collateral Agent (on behalf of the Collateral Agent and the other Secured Parties) or the Collateral Agent (on behalf of itself and the other Secured Parties) to have Control over the Securities Account(s) subject thereof and all Financial Assets from time to time credited thereto.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Intercompany Notes.

“Securities Pledge Amendment” shall mean an agreement substantially in the form annexed hereto as Exhibit 2.

“Successor Interests” shall mean, collectively, with respect to each Pledgor, all shares of each class of the Capital Stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is either (x) such Pledgor itself or (y) is no longer a Subsidiary of the Issuer or has been Disposed of in a Disposition permitted by the Indenture) formed by or resulting from any consolidation or merger in which any Person listed in Section 1 of the Perfection Certificate is not the surviving entity.

“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument, or investment property.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Pledgor connected with and symbolized by such trademarks.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by reason of mandatory provisions of applicable Legal Requirements, any or all of the attachment, perfection or priority of the Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

SECTION 1.4 Perfection Certificate. The Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are true and correct as of the date thereof.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following assets, properties and rights, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Equipment, Goods, Inventory and Fixtures;

(iii) all Documents, Instruments and Chattel Paper;

(iv) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(v) all Securities Collateral;

(vi) all Investment Property;

(vii) the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(viii) all General Intangibles;

(ix) all Deposit Accounts;

(x) all Money;

(xi) all Supporting Obligations;

(xii) all books and records pertaining to the Collateral;

(xiii) to the extent not covered by clauses (i) through (xii) of this sentence, choses in action and all other personal property of such Pledgor, whether tangible or intangible; and

(xiv) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above, the security interest created by this Agreement shall not extend to, and the terms “Collateral,” “Initial Pledged Interests,” “Initial Pledged Shares,” “Additional Pledged Interests,” “Additional Pledged Shares” and “Successor Interests” shall not at any time include, any Excluded Assets.

Notwithstanding anything to the contrary herein, at any time the Intercreditor Agreement is in effect, (i) the Liens granted pursuant to this Section 2.1 shall be subject to the terms and conditions of the Intercreditor Agreement, (ii) the exercise of any right or remedy by the Collateral Agent or any other Secured Party hereunder (including under Article VIII hereof) are subject in all instances to the provisions of the Intercreditor Agreement, (iii) Collateral Agent, at the sole cost of the Issuer, shall deliver all Collateral in its possession to the First Priority Collateral Agent to the extent the First Priority Collateral Agent requires possession thereof pursuant to the First Priority Loan Documents or the Intercreditor Agreement, and (iv) Collateral Agent shall take all actions reasonably requested in writing by the Issuer and required by the Intercreditor Agreement reasonably necessary to ensure that all collateral agreements with third parties entered into in connection with this Security Agreement (including, without limitation, any Deposit Account Control Agreements and Securities Account Control Agreements) are in compliance with the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement, if in effect, shall govern and control. Notwithstanding anything herein to the contrary, until the Discharge of First Priority Obligations, the delivery, assignment or other form of transfer of any Collateral or any document to the First Priority Collateral Agent pursuant to the First Priority Loan Documents shall satisfy any delivery requirement hereunder or under any other Collateral Document and the Collateral Agent shall have no duty to monitor whether any such Collateral has been so delivered, assigned or transferred.

SECTION 2.2 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment relating to the Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request; provided, however, such authorization shall not relieve any Pledgor from its respective obligations to take all actions necessary to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral as required under this Agreement. All charges, expenses and fees that the Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Pledgors to the Collateral Agent promptly upon demand. Any financing statements filed pursuant to this Agreement may describe the Collateral in the same manner as described herein or may contain a description of Collateral that describes such property in any other manner as is reasonably necessary to ensure the perfection or priority of the security interest in the Collateral granted to the Collateral Agent in connection herewith, including describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or similar language (regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC).

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c) Notwithstanding anything to the contrary contained in this Agreement, neither the Collateral Agent nor any Pledgor shall be required to take any action to: (i) cause the Collateral Agent to have Control with respect to any Excluded Account, (ii) perfect a security interest in (A) Commercial Tort Claims or (B) Letter-of-Credit Rights or (iii) take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to obtain any security interests in the assets located or titled outside the United States. Notwithstanding the foregoing, each applicable Pledgor will be required, in the case of clause (i) of the preceding sentence, to cause the Collateral Agent to have Control with respect to any such Excluded Account to the extent that (and at such time as) the First Priority Collateral Agent has Control with respect to such Excluded Account and, in the case of clause (ii) of the preceding sentence, to perfect security interests in any such Commercial Tort Claim or Letter-of-Credit Right to the extent that (and at such time as) a security interest securing any First Priority Obligations is perfected, in each case, subject to the terms of the Intercreditor Agreement, if it is in effect.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that within 30 days following the date hereof (which date may be extended, other than with respect to certificates, agreements or instruments representing or evidencing the Securities Collateral in any Guarantor, so long as the Pledgor is using commercially reasonable efforts to comply herewith), all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date thereof shall have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a valid, enforceable, perfected security interest therein (subject to Permitted Liens) except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (and in any event within 30 days (which date may be extended, other than with respect to certificates, agreements or instruments representing or evidencing the Securities Collateral in any Guarantor, so long as the Pledgor is using commercially reasonable efforts to comply herewith)) upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by instruments of transfer or assignment duly executed in blank. The Collateral Agent shall have the right (but not the obligation), at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right (but not the obligation) at any time, upon the occurrence and during the continuance of an Event of Default, to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations. Notwithstanding the foregoing, no Pledgor shall be required to deliver any certificates, agreements or instruments representing or evidencing any Securities Collateral of any entity that is inactive or dormant and has no material assets, for so long as such entity remains inactive or dormant and has no material assets.

SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a valid, enforceable, perfected security interest (subject to Permitted Liens) in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Each Pledgor hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction that does not require the use of certificates to evidence equity ownership or any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, if necessary to perfect a security interest (subject to Permitted Liens) in such Pledged Securities, and subject to Section 2.2(c), cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents reasonably necessary to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that the only UCC-1 financing statements necessary to perfect the security interest granted by each Pledgor to the Collateral Agent in respect of the Collateral (to the extent a UCC-1 financing statement can perfect such security interest) as of the date hereof are listed on Schedule 1 hereto. All such UCC-1 financing statements have been completed (and to the extent necessary or appropriate, duly executed) and filed or submitted for filing in each applicable governmental, municipal or other office specified in Schedule 1 hereto. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Collateral as a valid, enforceable, perfected security interest (subject to Permitted Liens, Section 2.2(c) and the other requirements of this Agreement), except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and shall defend such security interest against the claims and demands of all Persons (other than the holders of such Permitted Liens), (ii) following the occurrence and during the existence of any Event of Default, such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as may be reasonably necessary for the purpose of maintaining the valid, enforceable and perfected Liens of the Collateral Agent for the benefit of the Secured Parties on the Collateral, including (x) the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and (y) the execution and delivery of Control Agreements, in each case, in such offices wherever required by applicable Legal Requirements to perfect (to the extent a security interest in such Collateral may be so perfected under applicable Legal Requirements), continue and maintain a valid, enforceable, security interest (subject to Permitted Liens), except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, in the Collateral as provided (and to the extent required) in this Agreement and to preserve the Liens and related rights and interests granted to the Collateral Agent hereunder, as against third parties claiming a prior security interest in the Collateral (other than the holders of Permitted Liens), with respect to the Collateral. Good Technology Software, Inc. further agrees that at its sole cost and expense that, (i) within 5 days of the date hereof (the “Notice Date”), it shall cause to be given notice to Motorola (as such term is defined on Schedule 14(b) to the Perfection Certificate) of its desire to terminate the Motorola Lien (as such term is defined on Schedule 14(b) to the Perfection Certificate) and (ii) if Motorola has failed to send it a termination statement or has failed to terminate the Motorola Lien on the date that is 20 days after the Notice Date (the “Notice Expiration Date”), Good Technology Software, Inc. shall file the termination statement attached to Schedule 14(a) of the Perfection Certificate on such date that is 5 days after the Notice Expiration Date.

SECTION 3.4 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Pledgor represents and warrants and covenants as follows, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amounts in excess of $250,000 individually or $500,000 in the aggregate payable under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper, except the Instruments and Tangible Chattel Paper listed on Schedule 8 to the Perfection Certificate, and (ii) each such Instrument and each such item of Tangible Chattel Paper in excess of $250,000 individually or $500,000 in the aggregate, has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount, in excess of $250,000 individually or $500,000 in the aggregate, then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (and in any event within 30 days) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank; provided, however, that so long as no Event of Default has occurred and is continuing, upon written reasonable request by such Pledgor, the Collateral Agent shall promptly return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, to the extent reasonably necessary for collection in the ordinary course of such Pledgor’s business.

(b) Deposit Accounts. Each Pledgor hereby represents and warrants that (i) as of the date hereof, each Pledgor has neither opened nor maintains any Deposit Accounts other than the accounts listed on Schedule 10 to the Perfection Certificate, (ii) within 75 days following the date hereof, each applicable Pledgor shall have used commercially reasonable efforts to execute and deliver a Deposit Account Control Agreement with respect to each of the Deposit Accounts (other than Excluded Accounts or Excluded Assets) listed on Schedule 10 to the Perfection Certificate or the Pledgors have closed such accounts, and (iii) within 75 days following the date hereof, each applicable Pledgor shall use commercially reasonable efforts to cause the Collateral Agent to have a valid, enforceable, perfected security interest (subject to Permitted Liens) in such Deposit Accounts by Control except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. No Pledgor shall hereafter establish and maintain any Deposit Account (other than Excluded Accounts or Excluded Assets) unless such Deposit Account bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement (or an amendment to an existing Deposit Account Control Agreement) with respect to such Deposit Account, in each case, to the extent an existing Deposit Account Control Agreement does not already cover such Deposit Account within 75 days following the date of opening such Deposit Account. The Collateral Agent shall not give any instructions (or, in the case of Deposit Accounts for which the Collateral Agent is the Deposit Account bank, take similar internal administrative action) directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. Except to the extent set forth in the immediately preceding sentence, the provisions of this Section 3.4(b) shall not apply to any Deposit Accounts for which the Collateral Agent is the Deposit Account bank. No Pledgor has granted or shall grant Control of any Deposit Account (including any Excluded Account, but excluding any Excluded Asset) to any Person other than (i) the First Priority Collateral Agent or (ii) subject to the terms of the Intercreditor Agreement if in effect, the Collateral Agent.

(c) Securities Accounts and Commodity Accounts. (i) Each Pledgor hereby represents and warrants that (1) as of the date hereof, it has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed on Schedule 10 to the Perfection Certificate, (2) within 75 days following the date hereof, each applicable Pledgor and the relevant Securities Intermediary or Commodity Intermediary shall have used commercially reasonable efforts to execute and deliver a Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, for each Securities Account or Commodity Account (other than Excluded Accounts) listed on Schedule 10 to the Perfection Certificate, or the Pledgors have closed such accounts, (3) the Collateral Agent has a valid, enforceable, perfected security interest (subject to Permitted Liens) in such Securities Accounts and Commodity Accounts (which perfected security interest also shall be by Control as required pursuant to clause (2) above) except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and (4) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed on Schedule 10 to the Perfection Certificate or in respect of which the Collateral Agent has Control, except as otherwise permitted in this Agreement. If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property (other than Excluded Assets) and having a fair market value of $250,000 or more individually or $500,000 in the aggregate, such Pledgor shall promptly (and in any event within 30 days of acquiring such security) (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property (other than Excluded Assets) and having a fair market value of $250,000 or more individually or $500,000 in the aggregate are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall, if necessary to perfect a security interest (subject to Permitted Liens), promptly (and in any event within 30 days of acquiring such security) notify the Collateral Agent thereof and pursuant to an agreement either (a) cause the issuer to agree to comply with Entitlement Orders or other instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account (other than an Excluded Account) with respect to which the Collateral Agent has Control or (c) arrange for the Collateral Agent to become the registered owner of the securities. The Pledgors shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be (or an amendment to an existing Control Agreement) with respect to such Securities Account or Commodity Account, in each case, to the extent an existing Control Agreement does not already cover such Securities Account or Commodity Account, within 75 days following the date of opening such Securities Account or Commodity Account. The Collateral Agent shall not give any Entitlement Orders or instructions or directions (or, in the case of Securities Accounts and Commodities Accounts for which the Collateral Agent is the Securities Intermediary or Commodity Intermediary, take similar internal administrative action) to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing. Except to the extent set forth in the immediately preceding sentence, the provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any Person other than the First Priority Collateral Agent or, subject to the terms of the Intercreditor Agreement if in effect, the Collateral Agent.

(ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable

Legal Requirements; provided, further, that nothing herein shall relieve the Collateral Agent from any liability relating to the loss of, damage to, or the destruction of Investment Property and Pledged Securities in its possession to the extent resulting from the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement, except for Charges that are immaterial or are being contested in good faith by appropriate proceedings and for which such Pledgor has set aside on its books adequate reserves in accordance with GAAP. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may (but shall not be obligated to) do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all reasonable and documented costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with Section 10.11 of the Indenture.

(d) Electronic Chattel Paper and Transferable Records. If any amount, individually or in the aggregate, in excess of $500,000 or payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly (and in any event within 45 days after the acquisition thereof) notify the Collateral Agent thereof and shall take such action as may be reasonably necessary to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Pledgor that the Collateral Agent will permit, pursuant to procedures, so long as such procedures will not result in the Collateral Agent’s loss of control, the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, other than (i) a Letter of Credit issued pursuant to the Credit Agreement or (ii) a Letter of Credit that is a “supporting obligation” (as defined in Section 9 102 of the UCC) with respect to other Collateral in which the Collateral Agent has a valid, enforceable, perfected security interest (subject to Permitted Liens), except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, then to the extent that (and at such time as) a security interest securing any First Priority Obligations is perfected in such Letter of Credit Rights, subject to the terms of the Intercreditor Agreement if it is in effect, such Pledgor shall promptly (and in any event within 30 days of such security interest becoming perfected) notify the Collateral Agent thereof and such Pledgor shall use commercially reasonable efforts to, pursuant to an agreement, either (i) arrange for the issuer and any confirmer or other nominated Person of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in Article IX hereof.

(f) Commercial Tort Claims. To the extent that (and at such time as) a security interest securing any First Priority Obligations is perfected against any Commercial Tort Claim, subject to the terms of the Intercreditor Agreement if it is in effect, such Pledgor shall promptly (and in any event within 30 days of such security interest becoming perfected) notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof, grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof and perfecting such security interest (including by filing any amendment to a previously filed UCC-1 financing statement that is then effective or by filing a UCC-1 financing statement, in each case, in accordance with Article 9 of the UCC of any applicable jurisdiction), all upon the terms of this Agreement.

SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Restricted Subsidiary of the Issuer that is required to become a Guarantor pursuant to Section 4.17 of the Indenture to execute and deliver to the Collateral Agent (i) a joinder agreement substantially in the form annexed hereto as Exhibit 3 (each such agreement, a “Joinder Agreement”) within 30 days after the date on which it was required to so become a Guarantor and (ii) a Perfection Certificate within 30 days after the date on which it was required to so become a Guarantor and, in each case, upon such execution and delivery, such Restricted Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement or any other Collateral Document.

SECTION 3.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and deliver to the Collateral Agent such additional collateral assignments, agreements, supplements, powers and instruments, as may be reasonably necessary to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. If an Event of Default has occurred and is continuing, in addition to the rights and remedies available to the Collateral Agent pursuant to Article VIII hereof and in the other Collateral Documents, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary to prevent any impairment of the security interest in the Collateral or the perfection or priority thereof. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, Permitted Liens and the Motorola Lien (as defined on Schedule 14(b) to the Perfection Certificate), such Pledgor owns and, as to Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens (other than Permitted Liens) or claims of others. Such Pledgor has not filed, nor authorized any third party to file a financing statement or other public notice with respect to all or any part of the Collateral on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Indenture or financing statements or public notices relating to the termination statements listed on and attached to Schedule 14(a) to the Perfection Certificate or in connection with Permitted Liens. No person other than the Collateral Agent has, or will have possession of all or any part of the Collateral required to be delivered to the Collateral Agent hereunder, except as expressly permitted by the Intercreditor Agreement, if in effect, or any other Collateral Document.

SECTION 4.2 Validity of Security Interest. The security interest in and Lien on the Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Schedule 1 hereto, a valid, enforceable, perfected security interest (subject to Permitted Liens) in all the Collateral to the extent a security interest in such Collateral can be perfected pursuant to such filings, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The security interest and Lien granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a valid, enforceable, perfected (subject to the limitations herein and the other Collateral Documents), continuing security interest therein, subject only to Permitted Liens, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 4.3 Defense of Claims; Transferability of Collateral. Except as otherwise permitted by the Indenture, each Pledgor shall, at its own cost and expense, use its commercially reasonable efforts to defend title to the Collateral pledged by it hereunder and the security interest therein granted to the Collateral Agent against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party, other than such claims and demands brought by holders of Permitted Liens.

SECTION 4.4 [RESERVED]

SECTION 4.5 Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. As of the date hereof, the chief executive office and principal place of business of such Pledgor is located at the address listed in Section 2 of the Perfection Certificate for such Pledgor. Such Pledgor shall, (i) unless it shall have given the Collateral Agent not less than 5 days’ prior written notice (in the form of an Officer’s Certificate), not change its name, identity, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization, place of business, chief executive office, or mailing address or organizational identification number if it has one and (ii) take all actions necessary or reasonably advisable to maintain the continuous validity, perfection (subject to the limitations expressly set forth herein and in the other Collateral Documents) and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted hereunder, which in the case of any merger or other change in organizational structure shall include delivering a written notice (in the form of an Officer’s Certificate) upon completion of such merger or other change in organizational structure confirming the grant of the security interest under this Agreement. If such Pledgor does not have an organizational identification number and later obtains one, such Pledgor shall forthwith notify the Collateral Agent of such organizational identification number. The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in this Section 4.5. The Collateral Agent shall not be liable or responsible to any party for any failure to maintain a valid, enforceable, perfected security interest with the priority required hereunder in such Pledgor’s property constituting Collateral. The Collateral Agent shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6 Location of Inventory and Equipment. As of the date hereof, all owned Equipment (other than Motor Vehicles) and Inventory with a Fair Market Value in excess of $250,000 individually or $500,000 in the aggregate of such Pledgor is located at the chief executive office or such other location listed in Sections 2(a), 2(b), 2(f) and 4 of the Perfection Certificate. Such Pledgor shall notify the Collateral Agent of any move (other than any temporary move in the ordinary course of business) of any owned Equipment (other than Motor Vehicles) and Inventory with a Fair Market Value in excess of $250,000 individually or $500,000 in the aggregate to any other location within 75 days (in the form of an Officer’s Certificate) after doing so, clearly describing such new location within the continental United States. The Collateral Agent shall have no duty to inquire about such changes in location, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.7 Corporate Names; Prior Transactions. Except as set forth in Sections 1 and 3(a) of the Perfection Certificate, such Pledgor has not, during the past five years, been known by or used any other corporate name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any material portion of its property or assets out of the ordinary course of business.

SECTION 4.8 Due Authorization and Issuance. To such Pledgor’s knowledge (in the case of Pledged Shares issued by a person other than a Subsidiary of such Pledgor), all of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.

SECTION 4.9 Consents, etc. No consent of any party (including equityholders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the exercise by the Collateral Agent of (i) the voting or other rights provided for in this Agreement or (ii) the remedies in respect of the Collateral pursuant to this Agreement, other than, in each case, those that have been obtained and remain in full force and effect. In the event that the Collateral Agent exercises any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement upon the occurrence and during the continuation of an Event of Default and reasonably determines it necessary to obtain any approvals or consents of any Governmental Authority or regulatory body or any other Person therefor, then, each Pledgor agrees to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.10 [RESERVED]

SECTION 4.11 Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose during the existence and continuance of an Event of Default, such cash proceeds net of (a) reasonable transaction fees, costs and expenses (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, accounting, advisory and other fees and expenses associated therewith, which were incurred to non-Affiliates of the Issuer) and (b) sale, use or other transaction taxes, including capital gains taxes and other income taxes, paid or payable, or reasonably estimated to be payable, as a result thereof shall be paid to the First Priority Collateral Agent to the extent required by the Intercreditor Agreement, if the Intercreditor Agreement is in effect, and otherwise to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.

SECTION 4.12 [RESERVED]

SECTION 4.13 Access to Collateral, Books and Records; Other Information. Each Pledgor shall, for so long as an Event of Default has occurred and is continuing, permit officers and designated representatives of the Collateral Agent to visit and inspect, under guidance of officers of such Pledgor, any of the properties of such Pledgor, and to examine the books of account of such Pledgor and discuss the affairs, finances and accounts of such Pledgor with, and be advised as to the same by, its officers, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Collateral Agent may reasonably request. Notwithstanding anything in any Collateral Document to the contrary, unless an Event of Default shall have occurred and be continuing, such Pledgor shall not be obligated to reimburse the

Collateral Agent for more than one such inspection per any 12-month period. Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right (subject to the Intercreditor Agreement if in effect), but not the obligation, to access any Mortgaged Property to exercise any of its rights and remedies under this Agreement and the other Collateral Documents that the Collateral Agent in its reasonable discretion deems appropriate at the sole cost and expense of the Pledgors.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person (other than Excluded Assets and subject to the last sentence of Section 3.1), accept the same in trust for the benefit of the Collateral Agent and promptly (and in any event within 30 days thereafter) deliver to the Collateral Agent a Securities Pledge Amendment, duly executed by such Pledgor, and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or Intercompany Notes that are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Securities Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Securities Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2 Voting Rights; Distributions; etc.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the other Collateral Documents or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner that is disadvantageous to any Secured Party in any material respect; and

(B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture (subject to the Intercreditor Agreement if in effect); provided, however, that any and all such Distributions consisting of rights or interests in the form of Pledged Securities or Intercompany Notes shall promptly (and in any event within 30 days after receipt thereof) be delivered to the Collateral Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

(ii) Upon receipt of notice from the Collateral Agent after the occurrence and during the continuance of any Event of Default (although no such notice shall be required in the case of an Event of Default under Section 6.01(9) or (10) of the Indenture):

(A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights until the applicable Event of Default is no longer continuing, in which case the Collateral Agent’s rights under this Section 5.2(ii)(A) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing;

(B) All rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) without further action shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions until the applicable Event of Default is no longer continuing, in which case the Collateral Agent’s rights under this Section 5.2(ii)(B) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing;

(C) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as are necessary or that the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii)(A) and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B); and

(D) All Distributions that are received by any Pledgor contrary to the provisions of Section 5.2(ii)(B) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

SECTION 5.3 Organizational Documents. As of the date hereof, each Pledgor has delivered to the Collateral Agent true, correct and complete copies of the Organizational Documents of such Pledgor. As of the date hereof, the Organizational Documents of the Pledgors are in full force and effect, have not as of the date hereof been amended or modified except as disclosed in writing to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default under any Organizational Documents.

SECTION 5.4 [RESERVED]

SECTION 5.5 Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

(i) In the case of each Pledgor that is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii) In the case of each Pledgor that is a partner, member or holder of any Equity Interests in a partnership, limited liability company or other entity that is not an Excluded Asset, such Pledgor hereby consents to the extent required by the applicable Organizational Documents of such Pledgor to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default following notice from the Collateral Agent (acting at the direction of the Trustee or the majority in aggregate principal amount of the then outstanding Indenture Obligations) (although no such notice shall be required if an Event of Default under Section 6.01(9) or (10) of the Indenture shall exist and be continuing), to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, member or holder of Equity Interests in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, a limited partner, member or holder of Equity Interests, as the case may be.

ARTICLE VI

[RESERVED]

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1 Special Representation and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) to the Pledgor’s knowledge, represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan and (iii) are in all material respects in compliance and conform with all applicable Legal Requirements.

SECTION 7.2 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.3 Legend. At the request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, at any time after the occurrence and during the continuance of any Event of Default, each Pledgor shall legend the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.4 [RESERVED]

SECTION 7.5 Collection. Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including reasonable and documented attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

REMEDIES

SECTION 8.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the

Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it under the other Collateral Documents, applicable law or otherwise, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice, subject to Section 5.1 hereof (to the extent applicable), or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than five Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so reasonably designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places reasonably designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article IX hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii) All the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 8.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by any Legal Requirement, 10 days prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which case no such prior notice shall be required). No notification need be given to any Pledgor if it has signed, after the occurrence and continuance of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 8.3 Waiver of Notice and Claims; Other Waivers; Marshalling.

(i) Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, notice of judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any Legal Requirement, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Legal Requirements (i) all damages occasioned by such taking of possession, except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Legal Requirements. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

(ii) Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of the issuance of any Additional Notes, Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description.

(iii) The Collateral Agent shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby agrees that it will not invoke any Legal Requirement relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Legal Requirements.

SECTION 8.4 Standards for Exercising Rights and Remedies. To the extent that applicable Legal Requirements impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Legal Requirements, to fail to obtain consents for

Governmental Authorities or third parties for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Pledgors acknowledge that the purpose of this Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the UCC or other Legal Requirements of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limiting the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Legal Requirements in the absence of this Section 8.4.

SECTION 8.5 Certain Sales of Collateral.

(i) Each Pledgor recognizes that, by reason of certain prohibitions contained in Legal Requirements, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Legal Requirements, the Collateral Agent shall have no obligation to engage in public sales.

(ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities’ laws, the Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment

Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.

(iii) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, cause any registration, qualification under or compliance with any federal, state or foreign securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will cause such registration to be effected (and be kept effective) and cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state or foreign securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or reasonably necessary to make the statements therein not misleading.

(iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall, and shall cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number and nature or interest, of securities or other instruments included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(v) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 8.6 No Waiver; Cumulative Remedies.

(i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable Legal Requirements, in equity or otherwise.

(ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE IX

APPLICATION OF PROCEEDS

SECTION 9.1 Application of Proceeds. (a) Subject to the provisions of the Intercreditor Agreement, if in effect, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies (collectively, the “Collateral Proceeds”) shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

(i) first, to the payment of all fees, costs, reimbursements, indemnities, expenses and other amounts owing to, or incurred by, the Collateral Agent and the Trustee pursuant to the Indenture, the Collateral Documents and all documents related thereto (including, without limitation, Sections 7.07 and 10.11 of the Indenture);

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Secured Obligations shall be paid to the Secured Parties as provided in Section 9.1(c) and (d) hereof, with each Secured Party receiving an amount equal to its outstanding Secured Obligations or, if the proceeds are insufficient to pay in full all such Secured Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to the applicable Pledgor(s) or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Secured Obligations, and the denominator of which is the then outstanding amount of all Secured Obligations.

(c) All payments required to be made hereunder shall be made to the Trustee for the account of the Holders of the Notes in accordance with the Indenture.

(d) For purposes of applying payments received in accordance with this Section 9.1, the Collateral Agent shall be entitled to rely upon the Trustee, for a determination (which the Trustee agrees (or shall agree) to provide) of the outstanding Secured Obligations owed to the Holders of the Notes.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Concerning Collateral Agent.

(i) The Collateral Agent has been appointed as Collateral Agent pursuant to the Indenture and if applicable, an Accession Agreement hereto. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Indenture (subject to the Intercreditor Agreement if in effect). Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or wilful misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii) Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters (y) failing to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any Person with respect to any Collateral.

(iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv) If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control.

SECTION 10.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement and such failure constitutes an Event of Default (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges as required herein, (iii) make repairs, or (iv) discharge Liens or pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.12 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.11 of the Indenture. Neither the provisions of this Section 10.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Collateral Documents which the Collateral Agent may deem necessary or reasonably advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof; provided, however, that Collateral Agent shall only exercise such power of attorney upon the occurrence and during the continuance of an Event of Default. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 10.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any obligations held by it secured by this Agreement to any other

Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

SECTION 10.4 Termination; Release. This Agreement shall terminate and the Collateral shall be automatically released from the Lien of this Agreement upon the earliest of the date on which both (x) (a) all Indenture Obligations have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Indenture or the Collateral Documents, survive the termination thereof), (b) the Issuer exercises its legal defeasance option or covenant defeasance option described in Section 8.02 or 8.03, respectively, of the Indenture or (c) the satisfaction and discharge of the Indenture occurs in accordance with Article XII thereof. Upon termination hereof, the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor or to such other Person as may be entitled thereto pursuant to any Order or other applicable Legal Requirement. Upon termination hereof or any release of Collateral in accordance with the provisions of the Indenture, subject to the terms of the Intercreditor Agreement, if in effect, the Collateral Agent shall promptly, upon the written request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the Pledgors, against receipt and without recourse to or warranty of any kind (either express or implied) by the Collateral Agent (except that the Collateral Agent has not assigned or otherwise transferred its security interest in the Collateral), such of the Collateral to be released (in the case of a release) as may be in possession or control of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, with such endorsements or proper documents and instruments prepared by Pledgors (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be. In addition, Collateral shall be released from the Lien of this Agreement to the extent expressly required by Section 10.04 of the Indenture.

SECTION 10.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and Intercreditor Agreement, if in effect, and unless in writing and signed by the Collateral Agent and any affected Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 10.6 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.

SECTION 10.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR OTHERWISE, HOWEVER, SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.7(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPY) IN SECTION 10.6. NOTHING IN THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

SECTION 10.8 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the immediately succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 10.11 [RESERVED].

SECTION 10.12 No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or any Indenture Document, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax on the Collateral or any part thereof.

SECTION 10.13 The Collateral Agent and the Other Secured Parties. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the Disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Indenture. It is expressly understood and agreed that U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent under the Indenture, and not in its individual or corporate capacity. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in the Indenture. The provisions of Article X of the Indenture shall inure to the benefit of the Collateral Agent and shall be binding upon all Secured Parties (including successors and permitted assigns), in connection with this Agreement. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, immunities and benefits provided to it under the Indenture.

SECTION 10.14 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 10.15 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Collateral Documents, or under or in respect of the Collateral or made in connection herewith or therewith.

SECTION 10.16 Overdue Amounts. Until paid, all amounts due and payable under this Agreement (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Indenture or the Collateral Documents, survive the termination thereof) shall constitute Secured Obligations and shall bear interest, whether before or after judgment, at the default rate on the Notes as provided in the Indenture.

SECTION 10.17 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii) any lack of validity or enforceability of any Collateral Document, or any other agreement or instrument relating thereto against any Pledgor;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Collateral Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, or any Collateral Document; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor other than the payment in full in cash of the Secured Obligations.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

GOOD TECHNOLOGY CORPORATION

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior
Title: Chief Financial Officer

APPCENTRAL, INC.

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior
Title: President

BOXTONE INC.

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior
Title: President

COPIUN, INC.

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior
Title: President

GOOD TECHNOLOGY SOFTWARE, INC.

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior
Title: President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of a copy of that certain Security Agreement, dated as of September 30, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by Good Technology Corporation, a Delaware corporation (the “Issuer”), the Restricted Subsidiaries of the Issuer from time to time party thereto and U.S. Bank National Association, as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent or its nominee with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the UCC) is the State of New York, U.S.A., (v) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein (other than the security interest of the First Priority Collateral Agent) and (vi) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[ ]

By:
Name: Title:

Issuer’s Acknowledgment

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Security Pledge Amendment, dated as of             ,              (the “Pledge Amendment”) is delivered pursuant to Section 5.1 of that certain Security Agreement dated as of September 30, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), among Good Technology Corporation, a Delaware corporation (the “Issuer”), the Restricted Subsidiaries of the Issuer from time to time party thereto and U.S. Bank National Association, as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

[ ]

By:
Name: Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Collateral Agent

By:
Name: Title:

Securities Pledge Amendment Page 1 of 2

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

Securities Pledge Amendment Page 2 of 2

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Date of Joinder Agreement]

U.S. Bank National Association

as the Collateral Agent for the

Secured Parties referred to in the

Security Agreement referred to below

Global Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attn: P. Oswald (Good Technologies Administrator)

Ladies and Gentlemen:

Reference is made to (i) the Indenture dated as of September 30, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Good Technology Corporation, a Delaware corporation (the “Issuer”), the Guarantors, and U.S. Bank National Association, as trustee and as collateral agent (together with any successor, in such capacity,, the “Collateral Agent”), and (ii) the Security Agreement dated September 30, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Pledgors in favor of the Collateral Agent for the benefit of the Secured Parties. Capitalized terms defined in the Indenture or the Security Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture or the Security Agreement, as applicable.

SECTION 1. Assumption and Joinder. On and after the date first written above:

(a) The undersigned hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Pledgor” under the Security Agreement and all of the other Indenture Documents applicable to it as a Pledgor under the Security Agreement;

(b) The undersigned shall become bound by all representations, warranties, covenants, provisions and conditions of the Security Agreement and each other Indenture Document applicable to it as a Pledgor under the Security Agreement, as if the undersigned had been the original party making such representations, warranties and covenants; and

(c) all references to the term “Pledgor” in the Security Agreement or in any other Indenture Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the undersigned.

SECTION 2. Grant of Security Interest. (a) As collateral security for the payment and performance in full of all of its Secured Obligations, the undersigned does hereby pledge and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of the undersigned in, to and under the following assets, properties and rights, wherever located, whether now existing or hereafter arising or acquired from time to time by the undersigned:

(i) all Accounts;

(ii) all Equipment, Goods, Inventory and Fixtures;

(iii) all Documents, Instruments and Chattel Paper;

(iv) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(v) all Securities Collateral;

(vi) all Investment Property;

(vii) the Commercial Tort Claims described in the Schedule [        ] to the Perfection Certificate [Supplement attached as Exhibit A hereto];

(viii) all General Intangibles;

(ix) all Deposit Accounts;

(x) all Money;

(xi) all Supporting Obligations;

(xii) all books and records pertaining to the Collateral;

(xiii) to the extent not covered by clauses (i) through (xii) of this sentence, choses in action and all other personal property of such undersigned, whether tangible or intangible; and

(xiv) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such undersigned from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above, the security interest created by this Agreement shall not extend to, and the terms “Collateral,” “Initial Pledged Interests,” “Initial Pledged Shares,” “Additional Pledged Interests,” “Additional Pledged Shares” and “Successor Interests” shall not at any time include, any Excluded Assets.

Notwithstanding anything to the contrary herein, at any time the Intercreditor Agreement is in effect, (i) the Liens granted pursuant to this Section 2 shall be subject to the terms and conditions of the Intercreditor Agreement, (ii) the exercise of any right or remedy by the

Collateral Agent or any other Secured Party hereunder or under the Security Agreement (including under Article VIII of the Security Agreement) are subject in all instances to the provisions of the Intercreditor Agreement, (iii) Collateral Agent, at the sole cost of the Issuer, shall deliver all Collateral in its possession to the First Priority Collateral Agent to the extent the First Priority Collateral Agent requires possession thereof pursuant to the First Priority Loan Documents or the Intercreditor Agreement, and (iv) Collateral Agent shall take all actions reasonably requested in writing by the Issuer and required by the Intercreditor Agreement reasonably necessary to ensure that all collateral agreements with third parties entered into in connection with the Security Agreement (including, without limitation, any Deposit Account Control Agreements and Securities Account Control Agreements) are in compliance with the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement or the Security Agreement, the terms of the Intercreditor Agreement, if in effect, shall govern and control. Notwithstanding anything herein to the contrary, until the Discharge of First Priority Obligations, the delivery, assignment or other form of transfer of any Collateral or any document to the First Priority Collateral Agent pursuant to the First Priority Loan Documents shall satisfy any delivery requirement hereunder or under any other Collateral Document and the Collateral Agent shall have no duty to monitor whether any such Collateral has been so delivered, assigned or transferred.

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which the undersigned may acquire, or with respect to which the undersigned may obtain rights, at any time during the term of this Joinder Agreement.

SECTION 3. Certification of Perfection Certificate [Supplement]. The undersigned hereby certifies, as of the date first written above,[ that, other than as described in schedules to the Perfection Certificate Supplement attached as Exhibit A hereto,] the Perfection Certificate and the schedules thereto are complete and correct in all material respects[, and that all schedules to the Perfection Certificate Supplement have been prepared by the undersigned in substantially the form of the equivalent analogous schedules in the Perfection Certificate and are complete and correct in all material respects].

SECTION 4. Representations and Warranties.

(a) The undersigned has the requisite [corporate] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Security Agreement and any other Indenture Document to which it is a party. The execution, delivery and performance of this Agreement by the undersigned and the performance of its obligations under this Joinder Agreement, the Security Agreement, and any other Indenture Document have been duly authorized by the [board of directors] of the undersigned and no other [corporate] proceedings on the part of the undersigned are necessary to authorize the execution, delivery or performance of this Joinder Agreement, the transactions contemplated hereby or the performance of its obligations under this Joinder Agreement, the Security Agreement or any other Indenture Document. This Joinder Agreement has been duly executed and delivered by the undersigned. This Joinder Agreement, the Security Agreement and each Indenture Document constitutes the legal, valid and binding obligation of the undersigned enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b) The undersigned hereby makes each representation and warranty set forth in Article IV of the Security Agreement with respect to itself [(as supplemented by the schedules to the Perfection Certificate Supplement attached as Exhibit A hereto)] as of the date hereof.

SECTION 5. Further Assurances. At any time and from time to time, at the sole cost and expense of the undersigned, the undersigned will promptly and duly execute and deliver to Collateral Agent any and all further instruments and documents and take such further action as shall be reasonably necessary to effect the purposes of this Joinder Agreement including the perfection of the security interest in the undersigned’s Collateral.

SECTION 6. Binding Nature of Agreement. All provisions of the Security Agreement and the other Indenture Documents shall remain in full force and effect and be unaffected hereby. This Agreement shall be binding upon the undersigned and shall inure to the benefit of Collateral Agent and the other Secured Parties, and their respective successors and permitted assigns.

SECTION 7. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Miscellaneous. This Agreement may be executed by facsimile signature, that, when so executed and delivered, shall be deemed to be an original.

SECTION 9. Notices. All notices, requests, demands and other communications to the undersigned provided for under the Security Agreement and any other Indenture Document shall be addressed to the undersigned at the address specified on the signature page of this Joinder Agreement, or at such other address as shall be designated by the undersigned in a written notice to Collateral Agent and the Secured Parties.

[Remainder of page left intentionally blank]

Very truly yours, [NAME OF UNDERSIGNED]

By
Name:
Title:

Address for Notices:

EXHIBIT A

PERFECTION CERTIFICATE SUPPLEMENT

Schedule [        ]. [COLLATERAL TYPE]

[COLLATERAL DESCRIPTION]